Exhibit 10.2

API TECHNOLOGY AGREEMENT

This API Technology Agreement dated as of  _____, 2024 (this “Agreement”), is made by and between Exodus Movement, Inc., a Delaware corporation (“Exodus”) and ______________, a company incorporated in  ________ (“Provider”).

RECITALS

A. Exodus is a software company that has developed the Exodus Wallet (the “Exodus Unhosted Wallet”), which is an unhosted and non-custodial software wallet for multiple types of cryptocurrencies and cryptographic assets (collectively, “crypto-assets”).  The Exodus Platform can currently be downloaded from the exodus.io website, the iOS app store, and the Google Play store.

B. Provider provides an application program interface (“API”) to permit Exodus wallet users to exchange crypto-assets (the “Services”).

C. Exodus and Provider wish to integrate Provider’s API technology into the Exodus Unhosted Wallet for users located in the United States and its territories.

AGREEMENT

In consideration of the recitals, mutual covenants, and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Term and Termination.

(a) Term.  The term of this Agreement shall commence on the date of this Agreement and shall continue until terminated.

(b) Termination.

(i) Termination for Convenience. This Agreement may be terminated for any reason by any party upon at least thirty (30) days advance written notice to the other party.

(ii) Termination for Uncured Breach. Either party to this Agreement may, upon written notice to the other party, terminate this Agreement in the event of such other party’s breach of any material representation, warranty, or covenant of this Agreement that is not cured within thirty (30) days following receipt of written notice from the non-breaching party describing such breach in reasonable detail.

(iii) Immediate Termination. This Agreement may be immediately terminated by either party in the event of (a) fraudulent or willful misconduct of the other party, (b) the violation of any applicable anti-money laundering or sanctions compliance law, regulation, or directive by the other party, (c) the insolvency, bankruptcy or receivership of any party, (d) the transactions contemplated by this Agreement being prohibited by any applicable statute, regulation, or directive of any other applicable regulatory authority, or (e) such party being directed by any governmental authority to terminate this Agreement.

(c) Effect of Termination.   Termination of this Agreement by any party shall not act as a waiver of any breach of this Agreement and shall not act as a release of any party from any liability for breach of such party’s obligations under this Agreement.  Neither party shall be liable to the other for damages of any kind solely as a result of terminating this Agreement in accordance with its terms, nor termination of this Agreement by a party shall be without prejudice to any other right or remedy of such party under this Agreement or applicable law.

Section 2. Subscription Fees to Exodus.

(a) Monthly Subscription Fee.   In consideration of Exodus’s integration of Provider’s API into the Exodus Unhosted Wallet software, Provider shall pay Exodus a monthly subscription fee based on a tiered system in which the Provider will pay $_____ per $________ in volume processed (the “Monthly Subscription Fee”), that will be paid by Provider in arrears, in Bitcoin or USDC on the last day of each calendar month. The first Monthly Subscription Fee payable under this Agreement shall be paid by the Provider on _________, 2024.

(b) Transparency.  The Provider will use commercially reasonable efforts to arrange a way for Exodus to view the accrual of Monthly Subscription Fees on a real-time basis.

Section 3. Duties; Representations and Warranties.

(a) Duties of Company.  During the Term of this Agreement, Exodus shall promptly respond to any inquiries from the Provider with respect to the integration of the API in the Exodus Unhosted Wallet. Notably, Exodus is under no obligation to use the API in the Exodus Unhosted Wallet, nor require, request or encourage any User to use the API in the Exodus Unhosted Wallet during the Term of this Agreement. In integrating the API into the Exodus Unhosted Wallet, Exodus shall comply with all applicable statutes and regulations, including, but not limited to, any applicable regulations of, or published guidance from any applicable regulatory authority.

(b) Duties of Provider.  During the Term of this Agreement, Provider shall provide the API connection software to Exodus to permit the Services to be incorporated into the Exodus Unhosted Wallet, with respect to users of the Exodus Wallet located inside of the United States and its territories. Provider shall promptly respond to inquiries from Exodus with respect to the API and Services.  Provider shall implement systems and procedures to ensure that, subject to the restrictions of applicable laws and regulations, which are in force at the time of the Agreement, that any User of the Services will be treated with the same fairness and good faith as any other users of Provider’s Services.

(c) Representations of Exodus.  The Company represents and warrants to Provider that (i) Company is organized, validly existing and in good standing under the laws of the state of Delaware, with all requisite power and authority to enter into this Agreement and conduct its business as it is now being conducted; (ii) Company is not identified on any sanctions list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”)); (iv) Company has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business as presently conducted in all material respects; (v) a copy of Exodus’s Articles of Incorporation, as currently in full force and effect, and a Significant Shareholder List has been shared with the Provider.

(d) Representations of Provider.  Provider represents and warrants that (i) Provider is organized, validly existing and in good standing, with all requisite power and authority to enter into this Agreement and conduct its business as it is now being conducted, (ii) Provider is not identified on any sanctions lists maintained by OFAC; (iii) Provider will comply with all applicable sanctions and export control laws and will not intend to provide the Services under this Agreement to any parties that, at the time such Services are provided, are (A) located or resident in any country or territory that is subject to a U.S. trade embargo or other applicable sanctions prohibiting such services, including but not limited to, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria or (B) identified on any of the OFAC Lists or other applicable sanctions list prohibiting such services, and in the event of the breach, if it becomes known to the Provider, the Provider will take all possible actions to terminate the provision of the Services; (iv) Provider has implemented sanctions compliance procedures reasonably designed to ensure compliance with OFAC sanctions regulations and other applicable sanctions laws; (v) Provider will promptly notify the Company if Provider or any of its owners, controllers, employees, consultants, or other service providers is identified on any of the OFAC Lists or other applicable sanctions list; (vi) Provider has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business as presently conducted in all material respects; and (vii) a copy of Provider’s Articles of Association, as currently in full force and effect, and a Significant Shareholder List has been shared with Exodus.

(e) EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, COMPANY UNDERSTANDS AND AGREES THAT THE API IS PROVIDED BY PROVIDER “AS IS” AND “AS AVAILABLE” WITHOUT WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED. TO THE FULLEST EXTENT PERMISSIBLE PURSUANT TO APPLICABLE LAW, PROVIDER MAKES NO EXPRESS WARRANTIES AND DISCLAIMS ALL IMPLIED WARRANTIES REGARDING THE API, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, CORRECTNESS, ACCURACY, AND RELIABILITY.

(f) Independent Contractor Relationship. The relationship between the parties shall be that of independent contractors.  Nothing in this Agreement shall be construed to create the relationship of employer and employee, a joint venture, a partnership, or joint association between the parties to this Agreement and or any of their respective affiliates.  Exodus shall solely be responsible for any income tax payments related to this Agreement.

Section 4. Intellectual Property Rights

(a) License to Use API In Exodus Unhosted Wallet.  Subject to the terms and conditions of this Agreement, Provider grants to Exodus a limited, royalty-free, paid-up, worldwide, non-exclusive, and non-transferable license, during the Term of this Agreement, to (i) execute and use the API in the Exodus Unhosted Wallet software application and (ii) use Provider’s copyrighted work embodied in the API.

(b) Exodus - Retention of Rights.  Exodus reserves all rights, title, and interest in and to any materials produced by Exodus, including, without limitation, all patent rights, copyrights, trademarks, trade secrets, and all other intellectual property rights.   Exodus shall retain all right, title, and interest in the Exodus Unhosted Wallet, and shall own all improvements thereon.  Provider shall not acquire any rights, title, or interest, express or implied, to the Exodus Unhosted Wallet or any other software or service produced by Exodus, nor to any derivative works, modifications, enhancements, improvements, translations or other alterations thereto, and nothing in this Agreement shall be deemed to grant Provider any right, title or interest in the Exodus Unhosted Wallet, nor to any derivative works, modifications, enhancements, improvements, translations or other alterations thereto (“Exodus Derivative Works”). To the extent any assignment is necessary to evidence the intent of this section, Provider agrees to assign to Exodus all of its right, title, and interest in and to such Exodus Derivative Works, and any part thereof, and in and to all copyrights, patents, and other proprietary rights Provider may have in such Exodus Derivative Works.

(c) Provider - Retention of Rights.  Provider reserves all rights, title, and interest in and to any materials produced by Provider including, without limitation, all patent rights, copyrights, trademarks, trade secrets, and all other intellectual property rights.  Provider shall retain all rights, titles, and interests in the API, and shall own all improvements thereon.  Other than the license granted during the Term of this Agreement, Exodus shall not acquire any rights, title, or interest, express or implied, to the API or any software or service produced by Provider, and nothing in this Agreement shall be deemed to grant Exodus any right, title or interest in the API, nor to any derivative works, modifications, enhancements, improvements, translations or other alterations thereto (“Provider Derivative Works”). To the extent any assignment is necessary to evidence the intent of this section, Exodus agrees to assign to Provider all of its right, title, and interest in and to such Provider Derivative Works, and any part thereof, and in and to all copyrights, patents and other proprietary rights they may have in such Provider Derivative Works.

Section 5. Confidentiality

(a) General.   The Receiving Party shall not disclose any Confidential Information to any party other than to the Representatives of the Receiving Party who have a specific need to know the information in connection with the terms and conditions of this Agreement.  If the Receiving Party is required by law, court order, or governmental authority to produce Confidential Information of the Disclosing Party, the Receiving Party must immediately notify the Disclosing Party of that obligation prior to its disclosure, unless such notification is prohibited by applicable law.

(b) Definitions.

(i) “Confidential Information” means any information (whether oral, written, electronic or otherwise) provided by the Disclosing Party to the Receiving Party that (A) relates to the Disclosing Party’s business, (B) is not known generally to the industry in which the Disclosing Party may be engaged, and (C) is not otherwise generally available to the public.  Confidential Information includes, but is not limited to, any and all of the Disclosing Party’s intellectual property (including, but not limited to, patents, trademarks, and copyrights), trade secrets, proprietary data, or information relating to past, present, or future business and products; price lists, customer lists, customer addresses, customer telephone numbers, and customer files; information pertaining to processes, procedures or standards; manuals, business strategies, records, drawings, specifications, or designs; financial information, whether or not in writing; and any other information or data which the Disclosing Party advises the Receiving Party in writing to be treated as confidential information.  Confidential Information does not include information that (I) is or becomes publicly available other than as a result of a disclosure by the Receiving Party or the Receiving Party’s employees, (II) is or becomes available to the Receiving Party on a non-confidential basis from a source (other than the Disclosing Party) that, to the best of the Receiving Party’s knowledge after due inquiry, is not prohibited from disclosing such information to the Receiving Party by a legal, contractual or fiduciary obligation to the Disclosing Party, (III) is independently developed by the Receiving Party without use of the Confidential Information, or (IV) is already known by the Receiving Party at the time of this Agreement.

(ii) “Disclosing Party” means any party to this Agreement who discloses information to the other party to this Agreement.

(iii) “Receiving Party” means any party to this Agreement who receives information from the other party to this Agreement.

(iv) “Representatives” means a party’s directors, officers, employees, attorneys, accountants, financial advisors, and consultants.

Section 6. Miscellaneous.

(a) Notices.  All notices or other communications shall be deemed to have been delivered if sent by e-mail, on the date that the e-mail is received by the recipient in a legible form.

If to Exodus:

Exodus Movement, Inc.
Attn: Legal Department
15418 Weir Street, No. 333
Omaha, NE  68137
E-MAIL:   legal@exodus.io

If to Provider:

Name
Title
Address
E-MAIL:

(b) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to conflicts of laws principles thereof.  Each party hereby waives trial by jury in any court action or proceeding to which they may be parties, arising out of, in connection with, or in any way pertaining to, this Agreement.

(c) Amendment. This Agreement may be amended or modified only by a written agreement signed by all of the parties hereto.

(d) Equitable Relief. Each party acknowledges and agrees that, notwithstanding any other provisions of this Agreement, breach of Sections 4 and 5 of this Agreement will cause the other party irreparable damage for which recovery of money damages would be inadequate, and that the party that has suffered the breach shall, therefore, be entitled to institute a suit and without posting bond, obtain an injunction against such party, whether interlocutory or preliminary and to any other equitable relief, before any court, restraining any such breach.

(e) Limitations on Liability.

(i) Indirect or Punitive Damages. Neither party to this Agreement will be liable to the other party in any event for any special, incidental, consequential, indirect, or punitive damages (including but not limited to loss of business profits, business interruption, or loss of business information), even if informed of the possibility thereof in advance), regardless of whether such liability is based on breach of contract, tort, strict liability, breach of warranties, failure of essential purpose or otherwise, and even if advised of the possibility of such damages.

(ii) Force Majeure. Neither party to this Agreement shall be liable for damages for any delay or failure of delivery arising out of causes beyond their reasonable control and without their fault or negligence, including, but not limited to, acts of God, acts of civil or military authority, fires, riots, wars or embargoes.

(f) Expenses. Each party shall be responsible for its own legal and accounting fees and any related costs or charges associated with the negotiation, execution, and consummation of this Agreement.

(g) Entire Agreement; Termination of Prior Agreements. This Agreement contains the entire understanding of the parties with respect to activities contemplated by this Agreement. This Agreement supersedes and terminates all prior agreements and understandings between the parties to this Agreement, whether written or oral.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

EXODUS MOVEMENT, INC.		PROVIDER.

By:		By:
	James Gernetzke		[Name]
	Chief Financial Officer		[Title]